UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On July 1, 2013, CombiMatrix Corporation (the “Company”) issued a press release announcing that, as a result of the transactions described in Item 3.02 of this Current Report on Form 8-K, the Company estimates that its cash and cash equivalent balances, together with cash proceeds from recent common stock warrant exercises, will be approximately $5.6 million as of June 30, 2013.  A copy of that release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02.             Unregistered Sales of Equity Securities.

On June 28, 2013, under that certain Securities Purchase Agreement dated May 3, 2013 (the “Purchase Agreement”) among CombiMatrix Corporation (the “Company”) and the accredited investors who are parties thereto (the “Investors”), the Company sold and issued 1,200 shares of Series C 6% Convertible Preferred Stock (the “Series C Stock”) to the Investors at a purchase price of $1,000 per share in a second closing (the “Second Closing”).  The $1,200,000 aggregate purchase price for the Series C Stock issued and sold in the Second Closing was paid in cash.

In addition to the issuance of the Series C Stock, at the Second Closing the Company issued to each Investor a Warrant to purchase Common Stock of the Company initially exercisable for a number of shares of Common Stock equal to 125% of such investor’s aggregate purchase price for the Series C Stock acquired at the Second Closing divided by the initial conversion price of the Series C Stock.  The exercise price of the Warrants issued at the Second Closing is $3.55, which is 110% of the consolidated closing bid price of one share of Common Stock on the Nasdaq Capital Market on the date of the Second Closing.  The terms of the Series C Stock, the Warrants and the transactions contemplated by the Purchase Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2013 (the “Initial 8-K”).

After the Second Closing, there are 2,400 shares of Series C Stock outstanding, which are convertible into an aggregate of 839,870 shares of Common Stock at the current conversion price of $2.85759 (subject to further adjustment as described in the Initial 8-K) and there are Warrants outstanding to purchase 491,803 shares of Common Stock at the current exercise price of $3.55 and Warrants outstanding to purchase 491,803 shares of Common Stock at the current exercise price of $3.77 held by the Investors in the Series C Stock financing.

The transactions described above were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 27, 2013.  The Common Stock underlying the Series C Stock and Warrants issued in the Second Closing has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  In connection with the Series C Stock financing, however, the Company has granted the Investors the registration rights described in the Registration Rights Agreement, the terms of which were previously disclosed in the Initial 8-K.  The Company does not plan to register the Series C Stock or the Warrants.

The sale and issuance of the Series C Stock to the Investors at the Second Closing, the issuance of the Warrants at the Second Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, or as dividend payments on the Series C Stock, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On April 10, 2013, May 7, 2013, May 9, 2013 and June 27, 2013, the Company issued an aggregate of 154,820 shares of common stock to an accredited investor for an aggregate purchase price of $365,994.48 upon such investor’s successive exercise of warrants to purchase shares of the Company’s common stock at an exercise price of $2.364 per share and an aggregate of 224,809 shares of common stock to an accredited investor for an aggregate purchase price of $685,667.45 upon such investor’s successive exercise of warrants to purchase shares of the Company’s common stock at an exercise price of $3.05 per share.  The maximum number of shares of common stock for which such warrants are exercisable was previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on December 7, 2012 and March 20, 2013.  As a result of the Second Closing, the Company has issued more than 5% of its outstanding shares of common stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission. After the above-described issuances (and taking into account registered stock issuances), the Company has 3,885,822 shares of common stock issued and outstanding.

The above-described issuances have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors have represented that they are accredited, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.             Material Modification to Rights of Security Holders.

The information disclosed in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Second Closing, (i) the exercise price of certain warrants that were issued in the Company’s October 2012 private placement of Series A preferred stock and warrants will be automatically ratcheted down by their terms to $2.86 and the underlying shares will be automatically increased by their terms by 29,341 shares; and (ii) the conversion price of the Company’s Series B 6% Convertible Preferred Stock will be automatically ratcheted down by its terms to $2.85759 and the 335 shares of Series B Stock outstanding will be convertible into 117,232 shares of Common Stock at such conversion price.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2013, the Company’s Compensation Committee adopted a 2013 Executive Performance Bonus Plan that supersedes and replaces any prior cash bonus plans in which the Company’s President and Chief Executive Officer, Mark McDonough, participates.  On June 27, 2013, the Company entered into a letter agreement with Mr. McDonough that memorialized this arrangement. This summary is qualified in its entirety by reference to the letter agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On July 1, 2013, the Company issued a press release announcing the Second Closing.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated June 27, 2013 regarding Mark McDonough’s bonus arrangement

99.1	Press Release of CombiMatrix Corporation dated July 1, 2013 (furnished herewith pursuant to Items 2.02 and 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: July 1, 2013	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated June 27, 2013 regarding Mark McDonough’s bonus arrangement

99.1	Press Release of CombiMatrix Corporation dated July 1, 2013 (furnished herewith pursuant to Items 2.02 and 7.01)